Exhibit (a)(1)-2

                        WESTIN HOTELS LIMITED PARTNERSHIP

                                AGREEMENT OF SALE

The undersigned Limited Partner, and/or Assignee Holder or Beneficial Owner or Unitholder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Kalmia Investors, LLC, a Delaware limited liability company ("Kalmia" or the "Purchaser"), all of the Seller's right, title and interest in units of limited partnership interests including any rights attributable to claims, damages, recoveries, including recoveries from class action lawsuits, and causes of action accruing to the ownership of such units of limited partnership interest ("Units") in Westin Hotels Limited Partnership (the "Partnership") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer to Purchase dated October 6, 2003, (which together with this Agreement constitute the "Offer") for a purchase price of $550 per Unit. The Seller acknowledges that Unitholders who tender their Units will not be obligated to pay the $50.00 transfer fee per transferring Unitholder charged by the Partnership, as this cost will be borne by the Purchaser.

Notwithstanding any provision to the contrary, the undersigned agrees that in the event a distribution of cash, or any other distribution of value whatsoever (collectively, a "Distribution") is made or declared by the Partnership to the undersigned on or after October 1, 2003 with respect to the Units being transferred by the undersigned pursuant to this Agreement, the cash price of $550.00 per Unit to be paid to the undersigned shall be reduced by the amount of the Distribution per Unit to the undersigned. To the extent any Distribution is made or declared by the Partnership with respect to the Units for any period on or after October 1, 2003 that is received by the undersigned, the undersigned understands that the amount of said Distribution per Unit will be deducted from the cash price of $550.00 per Unit to be paid to the undersigned by the Purchaser, pursuant to the timing set forth in the Offer.

If legal title to the Units is held through an Individual Retirement Account ("IRA"), Keogh Plan or similar account, the Seller understands that this Agreement must be signed by the custodian of such IRA, Keogh Plan or similar account. Furthermore, the Seller hereby authorizes and directs the custodian of such IRA, Keogh Plan or similar account to confirm this Agreement.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Units and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

The Seller hereby further represents and warrants that in making the Sale the Seller has not relied on any information or representation of the Purchaser except for information regarding the price at which the Purchaser is prepared to purchase the Seller's Units, and that the Purchaser has not given the Seller any investment advice nor has the Seller compensated the Purchaser in any manner. The Seller understands that the price offered hereby may be more or less than the fair market price of the Units or than prices recently quoted by secondary market matching services. By making the Sale, the Seller acknowledges and agrees that it intends to relinquish, and intends Purchaser to have, all risks and rewards of ownership of the Units covered hereby. The Seller understands that the Purchaser reserves the right to decline the Seller's Sale and that no contract will be deemed to have arisen prior to the Purchaser's written acceptance of the Seller's Sale.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent, proxy and attorney-in-fact with respect to the Units with full power of substitution. This proxy and power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to
(i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Seller as a Unitholder and/or Limited Partner of the Partnership; (ii) vote or act in such manner as any such proxy or attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (iii) deliver the Units and transfer ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner; (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after October 1, 2003, which are made payable to the Seller, in favor of Purchaser; (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities
Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement; and (vi) receive all benefits and distributions and amend the books and records of the Partnership, including Seller's address and record, to direct distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Units. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD AND TO RECOGNIZE THE PURCHASER FOR THE PURPOSE OF RECEIVING ALL FUTURE DISTRIBUTIONS AND ACKNOWLEDGE THE TRANSFER OF UNITS FROM THE SELLER TO KALMIA INVESTORS, LLC, 601 CARLSON PARKWAY, SUITE 200, MINNETONKA, MN 55305, AND (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION TO BE RECEIVED BY SELLER TO KALMIA INVESTORS, LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

Seller and Purchaser do hereby release and discharge the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Partnership and the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units. Purchaser reserves the right to amend the Offer at any time without further notice to the Limited Partners.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Seller waives any claim that New York or the Southern District of New York is an inconvenient forum, and waives any right to trial by jury. The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Units set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Units to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to withdraw as a Limited Partner as to the Units referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such withdrawal, and appoints the General Partner as the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Limited Partner.

                        WESTIN HOTELS LIMITED PARTNERSHIP

IN WITNESS WHEREOF the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.

Print Name of Limited Partner (as it appears on the investment) __________________________________________________________

Print Name and Capacity of Authorized Signatory (if other than above)__________________________________________________________

______________________________________    ___________________________________
Seller's Signature                        Joint Seller's Signature
MEDALLION GUARANTEE                       MEDALLION GUARANTEE
(Medallion Guarantee for each             (Medallion Guarantee for each
Seller's signature)                       Seller's signature)

______________________________________    Home Telephone Number

______________________________________    Office Telephone Number

______________________________________    Mailing Address

______________________________________    City, State, Zip Code

______________________________________    State of Residence

______________________________________    Social Security/Tax ID No.

______________________________________    Date

                $550                      Sales Price per Unit
--------------------------------------

          ____________________ Number of Units to be sold

========================================
------- FOR INTERNAL USE ONLY -------
ACCEPTED:
KALMIA INVESTORS, LLC

  By:  Smithtown Bay, LLC
       Its Manager

  By:  Global Capital Management, Inc.
       Its Manager

  By:  /s/
       ---------------------
       Name: Michael J. Frey
       Title: Chief Executive Officer

===========================================

YOU MUST MAIL EXECUTED ORIGINAL TO THE PURCHASER:

Kalmia Investors, LLC
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

PLEASE CALL US AT (800) 547-0854 IF YOU HAVE ANY QUESTIONS REGARDING THE SALE OF YOUR UNITS

================================================================================
                   INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

ALL SIGNATURES MUST BE MEDALLION GUARANTEED
Beneficial Owner of Record Should:
================================================================================
1.   COMPLETE and SIGN Agreement.
2.   Have your signature Medallion Guaranteed by your Bank or Broker.
3.   Indicate Number of Units Owned and/or To Be Sold.
4.   Return Agreement in Envelope Provided.


Joint Ownership
================================================================================
Please have ALL owners of record sign Agreement, and SEPARATELY Medallion Guarantee each signature.

IRA/KEOGH
================================================================================
1.   Beneficial owner must sign Agreement.
2. Provide Custodian information (i.e., Name, pages of Trust Agreement showing authorized signatory. Company Name, Address, Phone No. and Account No.).
3.   Kalmia will obtain the Medallion Guarantee of Custodian Signature.

================================================================================

Death
================================================================================
If any owner is deceased, please enclose a certified copy of Death Certificate. If Ownership is OTHER than Joint Tenants With Right of Survivorship, please provide Letter of Testamentary or Administration, current within 6 months, showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).

Corporation
================================================================================
Corporate resolution required showing authorized signatory.

Trust, Profit Sharing or Pension Plan
================================================================================
Please provide title, signature, and other applicable

21919.0001 #433252